Exhibit 31.2

CHIEF FINANCIAL OFFICER CERTIFICATION

I, Clifford E. Pietrafitta, certify that:

1. I have reviewed this Annual Report on Form 10-K/A of Xerium Technologies, Inc. (the “registrant”); and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 28, 2013

 /s/ Clifford E. Pietrafitta
Clifford E. Pietrafitta
Executive Vice President and CFO
(Principal Financial Officer)